Exhibit 99.1

vTv Therapeutics Reports Third Quarter 2017 Financial and Operational Results

HIGH POINT, N.C. – (BUSINESS WIRE) – November 1, 2017 – vTv Therapeutics Inc. (vTv Therapeutics) (Nasdaq: VTVT) today provided a corporate update and reported financial and operational results for the third quarter ended September 30, 2017.

“We’ve made significant progress in the third quarter of 2017 across our strategic initiatives, and we attribute that to our ongoing development of innovative therapies, particularly in the areas of Alzheimer’s and diabetes,” said Steve Holcombe, president and CEO of vTv Therapeutics. “We look forward to building on this momentum as we approach several important milestones next year, including the Part A readout out of our Phase 3 STEADFAST Study of azeliragon in patients with mild Alzheimer’s disease.”

Third Quarter 2017 Highlights

Issuance of U.S. Patent Covering Methods of Treatment Using Azeliragon

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The U.S. Patent and Trademark Office issued patent number 9,717,710 (‘710 Patent) with claims protecting methods of treatment using azeliragon, vTv Therapeutics’ oral antagonist of the Receptor for Advanced Glycation Endproducts (RAGE) for treatment of mild Alzheimer’s disease. The ‘710 Patent, expiring in October 2034, includes claims covering methods of treating patients with mild Alzheimer’s disease by administering about 5 mg per day of azeliragon.

2017 Alzheimer’s Association International Conference

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In two poster presentations titled, “Assessment of Azeliragon QTc Liability through Integrated, Model-Based Concentration QTc Analysis” and “Effect of Food on the Pharmacokinetics of Azeliragon in Healthy Adult Subjects,” vTv Therapeutics’ researchers reviewed study data that indicated no deleterious effect of azeliragon on QT at therapeutic and supra-therapeutic doses and that azeliragon may be given without regard to meals.

vTv Therapeutics and JDRF Enter Into Industry Partnership

•	JDRF, the leading global organization funding type 1 diabetes (T1D) research, committed $3 million in funding, matched by vTv Therapeutics, to support a Phase 2 Proof of

Concept study to explore the effect of vTv Therapeutics’ liver-selective glucokinase activator TTP399 as an oral drug for the treatment of T1D. The study will evaluate whether TTP399 is well tolerated when administered as an add-on to insulin therapy for people with T1D and whether TTP399 has the potential to significantly improve daily glucose profiles and HbA1c.

53rd European Association for the Study of Diabetes Annual Meeting

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In a poster presentation titled “Beyond topline results for the oral (non-peptide) GLP-1R agonist TTP273 in type 2 diabetes: How much and when?” vTv Therapeutics’ researchers reviewed results from a concentration/effect analysis on the LOGRA study showing that lower doses of TTP273 may show more pronounced effects for key efficacy endpoints, including a reduction in HbA1c, weight, and fasting plasma glucose.

Upcoming Anticipated Milestones

STEADFAST Study (azeliragon in patients with mild Alzheimer’s disease): Expected to report top-line results from each of the Part A and Part B studies in early 2018 and late 2018, respectively.

Third Quarter 2017 Financial Results

•	Cash Position: Cash and cash equivalents as of September 30, 2017 were $20.5 million compared to $32.5 million as of June 30, 2017.

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R&D Expenses: Research and development expenses were $9.0 million in the third quarter of 2017, compared to $9.6 million in the second quarter of 2017. The decrease in research and development expenses was primarily driven by decreases in spending for the STEADFAST Study due to the relative costs of patient visits.

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G&A Expenses: General and administrative expenses were $2.6 million and $3.0 million, for the third and second quarters of 2017, respectively.  The decrease in general and administrative costs was primarily due to the reduction in professional service fees between the periods.

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Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $12.4 million for the third quarter of 2017 compared to net loss before non-controlling interest of $13.4 million for the second quarter of 2017.

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Net Loss per Share: GAAP net loss per share was $0.38 and $0.41 for the three months ended September 30, 2017 and June 30, 2017, respectively, based on weighted-average shares of 9.7 million in each period. Non-GAAP net loss per fully exchanged share was $0.38 and $0.41 for the three months ended September 30, 2017 and June 30, 2017, respectively, based on non-GAAP fully exchanged weighted-average shares of 32.8 million in each period.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2017	2017
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,488	$32,513
Restricted cash	281	—
Prepaid expenses and other current assets	725	639
Total current assets	21,494	33,152
Property and equipment, net	310	374
Other long-term assets	2,251	2,253
Total assets	$24,055	$35,779
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$10,120	$10,734
Deferred revenue	—	—
Current portion of notes payable	2,083	521
Total current liabilities	12,203	11,255
Notes payable	17,228	18,516
Other liabilities	285	273
Total liabilities	29,716	30,044
Commitments and contingencies
Redeemable noncontrolling interest	130,642	112,145
Stockholders’ deficit:
Class A Common Stock	97	97
Class B Common Stock	232	232
Additional paid-in capital	127,036	126,077
Accumulated deficit	(263,668)	(232,816)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(136,303)	(106,410)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$24,055	$35,779

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	September 30, 2017	June 30, 2017
Revenue	$15	$13
Operating expenses:
Research and development	8,989	9,623
General and administrative	2,567	3,005
Total operating expenses	11,556	12,628
Operating loss	(11,541)	(12,615)
Interest income	35	33
Interest expense	(849)	(832)
Other income (loss), net	—	—
Loss before income taxes and noncontrolling interest	(12,355)	(13,414)
Income tax provision	—	—
Net loss before noncontrolling interest	(12,355)	(13,414)
Less: net loss attributable to noncontrolling interest	(8,705)	(9,451)
Net loss attributable to vTv Therapeutics Inc.	$(3,650)	$(3,963)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.38)	$(0.41)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,693,254

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$15	$38	$58	$596
Operating expenses:
Research and development	8,989	11,165	29,572	34,649
General and administrative	2,567	2,401	8,396	7,654
Total operating expenses	11,556	13,566	37,968	42,303
Operating loss	(11,541)	(13,528)	(37,910)	(41,707)
Interest income	35	21	95	66
Interest expense	(849)	—	(2,240)	(3)
Other income (loss), net	—	2	—	2
Loss before income taxes and noncontrolling interest	(12,355)	(13,505)	(40,055)	(41,642)
Income tax provision	—	—	—	—
Net loss before noncontrolling interest	(12,355)	(13,505)	(40,055)	(41,642)
Less: net loss attributable to noncontrolling interest	(8,705)	(9,512)	(28,222)	(29,340)
Net loss attributable to vTv Therapeutics Inc.	$(3,650)	$(3,993)	$(11,833)	$(12,302)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.38)	$(0.41)	$(1.22)	$(1.30)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,691,362	9,693,254	9,495,926

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv Therapeutics has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease and diabetes as well as treatment of inflammatory disorders and the prevention of muscle weakness.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accountings principals in the U.S. (“GAAP”), we use non-GAAP earnings per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP earnings per fully diluted share is defined as net loss attributable to vTv Therapeutics Inc. including the loss attributable to the non-controlling interest and assuming the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP earnings per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	September 30, 2017	June 30, 2017
Numerator:
Net loss attributable to vTv Therapeutics Inc.	$(3,650)	$(3,963)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(8,705)	(9,451)
Net loss before noncontrolling interest	$(12,355)	$(13,414)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,693,254
Assumed exchange of Class B Common Stock (1)	23,119,246	23,119,246
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	32,812,500	32,812,500
Adjusted proforma earnings per fully exchanged share, basic and diluted	$(0.38)	$(0.41)

	Three Months Ended September 30,
	2017	2016
Numerator:
Net loss attributable to vTv Therapeutics Inc.	$(3,650)	$(3,993)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B shares (1)	(8,705)	(9,512)
Net loss before noncontrolling interest	$(12,355)	$(13,505)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,691,362
Assumed exchange of Class B Common Stock (1)	23,119,246	23,121,138
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	32,812,500	32,812,500
Adjusted proforma earnings per fully exchanged share, basic and diluted	$(0.38)	$(0.41)

(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

Contacts

Investors:

vTv Therapeutics Inc.

Mike Biega, 617-221-9660
IR@vtvtherapeutics.com

Media:
Pure Communications Inc.
Katie Engleman, 910-509-3977
Katie@purecommunications.com